                                                                                                                              EXHIBIT 1

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                                          Securities Exchange Agreement and Plan of Exchange
                                                     Securities Exchange Agreement

                                                                  and

                                                           Plan of Exchange

                                                                BETWEEN

                                                          Diatom Corporation

                                                                  AND

                                                         Solar Energy Limited

                                                                  AND

                                                            Planktos, Inc.

                                                                 DATED

                                                           January 12, 2007

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                                          SECURITIES EXCHANGE AGREEMENT AND PLAN OF EXCHANGE

THIS  SECURITIES  EXCHANGE  AGREEMENT AND PLAN OF EXCHANGE  (this  "Agreement")  is entered into as of January 12, 2007, by and between
Diatom Corporation  ("Diatom"),  a Nevada  corporation,  Solar Energy Limited ("Solar"),  a Delaware  corporation,  and Planktos,  Inc.
("Planktos") a California corporation.

WITNESSETH:

WHEREAS,  Solar owns common stock of  Planktos,  which stock  constitutes  100% of the  outstanding  ownership or right to ownership of
Planktos (the "Planktos Shares"),  there being no outstanding  preferred shares,  warrants,  or options to purchase shares of Planktos;
and

WHEREAS,  Diatom desires to acquire from Solar,  and Solar desires to convey to Diatom,  all of the Planktos  Shares in exchange for an aggregate of  30,000,000  shares of common stock of Diatom (the "Diatom  Shares"),  par value  $0.001,  whereby  Planktos will become a wholly-owned subsidiary of Diatom.

NOW,  THEREFORE,  in consideration of the premises and of the mutual  representations,  warranties and agreements set forth herein, the parties hereto agree as follows:

                                                               ARTICLE I
                                                       DEFINITIONS AND INTERPRETATION

1.1      Defined Terms. Unless otherwise  specifically  defined in this Agreement or the context otherwise requires,  capitalized terms used in this Agreement will have the following meanings:

         1.1.1    "Affiliate" or "Affiliated"  means, in relation to any party, any company or other commercial  entity or person which directly or indirectly  controls,  is controlled by or is under common control with such party or any of such party's directors, managers, supervisors or management personnel.

         1.1.2    "Agreement" means this agreement,  the recitals hereto and all exhibits and schedules attached to this Agreement,  in each  case,  as they may be  amended or  supplemented  from time to time,  and the  expressions  "hereof",  "herein",
                  "hereto",  "hereunder",  "hereby", and similar expressions, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;  and unless otherwise indicated,  references to sections and subsections are to sections and subsections in this Agreement.

1.1.3    "Applicable Law" means any domestic or foreign statute,  law, ordinance,  regulation,  by-law or order that applies to Diatom,
                  Solar or Planktos.

1.1.4    "Assets"  means all of the  properties,  rights  and  assets of  Planktos  including,  without  limitation,  all cash and cash equivalents,  prepaid expenses, all investments,  accounts receivable, Goodwill and IP, Inventory, Personal Property, and Material Contracts.

Securities Exchange Agreement and Plan of Exchange    Page 1

         1.1.5    "Business" means the production and sale of certified  emission reduction credits generated from the sequestration of carbon dioxide in land and marine  environments for use in carbon dioxide  reduction  programs  mandated by the Kyoto
                  Accord.
         1.1.6    "Business Day" means any day other than a Saturday,  a Sunday or a day on which  chartered banks in the United States of America are authorized or obligated by law to close.

         1.1.7    "Closing Date" has the meaning set forth in subsection 2.5.

         1.1.8    "Employees" means all persons engaged in the Business including  employees,  employees on leave,  contract employees, and owner-operators, if any.

         1.1.9    "Encumbrance"  means any  encumbrance  of any kind  whatever and includes,  without  limitation,  any adverse  claim, security  interest,  mortgage,  lien,  hypothecation,  pledge,  assignment,  charge,  trust or deemed trust  (whether contractual,  statutory or otherwise  arising),  or any other right,  option or claim of others affecting the Assets, and any covenant or other agreement, restriction or limitation on the transfer of the Assets.

         1.1.10   "Environmental  Laws"  includes  all  applicable  laws,  statutes,  regulations,  by-laws,  rules  and  Orders of any
                  Governmental  Authority where Planktos has carried on business and the common law, relating,  in whole or in part, to the  environment,  and  includes  those  laws  relating  to the  storage,  generation,  use,  handling,  manufacture, processing, transportation, import, export, treatment, release or disposal of any Hazardous Substance.

         1.1.11   "Environmental Permits" includes all certificates,  approvals, consents, authorizations,  registrations, and licenses issued, granted, conferred, created or required by any Governmental Authority pursuant to any Environmental Laws.

         1.1.12   "Facility" means the main research and development facility for the Business located in Foster City, California.

         1.1.13   "Fixed Plant and Equipment" means all plant, machinery and equipment situated on the Lands, if any.

         1.1.14   "Governmental  Authority"  includes  any  domestic or foreign  government  whether  state,  federal,  provincial,  or municipal and any governmental agency,  governmental  authority,  governmental tribunal or governmental commission of any kind whatsoever.

         1.1.15   "Goodwill and IP" means:

                  1.1.15.1  all customer lists, contracts, files, records and outstanding quotations;

                  1.1.15.2 all trade marks (registered or not), trade names,  designs,  URL and domain names, logos,  patents,  patents pending,  industrial  design  applications,  and  copyrights  (registered  or not)  used  in the  Business, including those set forth in Schedule A;

                  1.1.15.3 all trade secrets and confidential information of Planktos in relation to the Business;
                  1.1.15.4  all proprietary computer software and related manuals owned by or licensed to Planktos in relation to the
                            Business;

Securities Exchange Agreement and Plan of Exchange    Page 2

                  1.1.15.5 all know-how of the Business including:

                             1.1.15.5.1    all  information  of a scientific or technical  nature  whether in oral,  written,  graphic, machine readable, electronic or physical form; and

                             1.1.15.5.2    all  patterns,  plans,  designs,  research  data,  research  plans,  trade secrets and other proprietary know-how, processes,  formulas, drawings,  technology, blue prints, flow sheets, equipment and parts lists, instructions, manuals, records and procedures.

         1.1.16   "Hazardous Substance" means any hazardous waste, hazardous substance,  hazardous material, toxic substance, dangerous substance or dangerous good or contaminant as defined or identified in any Environmental Law.

         1.1.17   "Inventory" means all inventories of products relating to the Business, all supplies, and equipment relating thereto.

         1.1.18   "Lands" means the lands leased by Planktos in relation to the Business including,  without  limitation,  the lands on which the Facility is located.

         1.1.19 "Loss" means any and all loss,  liability,  damage,  cost or expense actually suffered or incurred by a party resulting from the subject  matter of any claim,  including  the costs and expenses of any action,  suit,  proceeding,  demand, assessment,  judgment,  settlement or compromise  relating thereto (including legal fees on a solicitor's and his own client  basis),  net of any tax savings  arising as a result of expensing  the same,  less the amount of any judgment awarded as a result of any counterclaim or set-off relating to that claim.

         1.1.20   "Material Contracts" means those agreements listed in Schedule 3.1.16 and Schedule 3.2.16 hereto.

         1.1.21   "Order"  means  any  order,  judgment,  injunction,  decree,  award  or  writ  of any  court,  tribunal,  arbitrator,
                  Governmental Authority, or other person who is authorized to make legally binding determinations.

         1.1.22   "Permits" means all permits,  licenses,  authorizations,  agreements or  understandings  relating to the Business and issued  by any  Governmental  Authority,  or to which  any  Governmental  Authority  is a party,  including,  without limitation, the Environmental Permits.

         1.1.23   "Personal Property" means all of the equipment, vehicles, machinery,  furniture, chattels and other tangible personal property  used in the Business as at the Closing Date and any and all  operating  manuals,  warranty  information  or other documentation relating thereto.

Securities Exchange Agreement and Plan of Exchange    Page 3

         1.1.24   "Pollution"  means any type of  environmental  damage or  contamination  which  contravenes  any  Environmental  Law, including,  without limiting the generality of the foregoing,  damage to or contamination by any substance, waste, or goods including, without limiting the generality of the foregoing, any Hazardous Substance.

         1.1.25   "Securities Act" means the United States Securities Act of 1933, as amended.

         1.1.26   "Commission" means the Securities and Exchange Commission.

         1.1.27   "Taxes" means all taxes and similar governmental charges, including:

                  1.1.27.1    state,  federal,  provincial,  municipal and local,  foreign or other income,  franchise,  capital,  real property, personal property,  withholding,  payroll, employer health, transfer, sales, use, excise, goods and services,  consumption,  countervail  and value added taxes,  all other taxes of any kind relating to
                              Solar, or the Business and imposed by any Governmental Authority, whether disputed or not; and

                  1.1.27.2    assessments,  charges,  duties,  fees,  imposts,  levies  or other  governmental  charges  and  interest, penalties or additions associated therewith.

         1.1.28   "Tax Returns" means all reports,  returns and other  documents  filed or required to be filed by Planktos in relation to the  Business  in respect of Taxes or in respect of or pursuant to any  domestic or foreign  federal,  provincial, state, municipal, territorial or other taxing statute.

1.2      Gender and Number.  The terms defined in the singular  will have a comparable  meaning when used in the plural and vice versa, and words importing gender include all genders.

1.3      Currency.  Unless specified, all references to currency in this Agreement will mean United States dollars.

1.4      Exhibits.  The following exhibits are attached hereto and form part of this Agreement:

                  Exhibit           Description
                  A                 Planktos Tradenames/Trademarks, Copyright, and Patents
                  B                 Planktos Financials
                  C                 Diatom Financials

1.5      Schedules.  The following schedules are attached hereto and form part of this Agreement:

                  Schedule Description
3.1.16   Planktos' Material Contracts
                  3.2.16            Diatom's Material Contracts

1.6      Section Headings.  The section and subsection  headings  contained in this Agreement are for reference  purposes only and will not in any way affect the meaning or interpretation of this Agreement.

Securities Exchange Agreement and Plan of Exchange    Page 4

                                                              ARTICLE II
                                                          EXCHANGE OF SHARES

2.1      Exchange.  Upon and subject to the terms of this  Agreement,  Diatom hereby  agrees to issue,  exchange and deliver the Diatom
         Shares,  which consist of thirty million  (30,000,000) shares of common stock, to Solar, on the Closing Date, and Solar hereby agree to exchange,  assign,  transfer and set over the Planktos  Shares,  which consist of one hundred (100) common shares, to Diatom on the Closing Date. The Diatom Shares will be issued by Diatom  pursuant to the securities  transaction  exemptions afforded by Section 4(2) of the Securities Act. The shares will be restricted securities each bearing a restrictive legend.

2.2      Share Valuation Price.  The valuation of the Planktos Shares will be deemed equivalent to the valuation of the Diatom Shares.

2.3      Tax Free.  The exchange of Planktos Shares for the Diatom Shares will be deemed by the parties to be a tax free exchange.

2.4      Resale Restrictions.       The Diatom  Shares  issued and  delivered to Solar will be subject to resale  restrictions  imposed pursuant to the Securities Act and thus restricted for a period of at least twelve (12) months from the date of issuance.

2.5      Closing Date. The Closing Date of the transaction  contemplated  hereby will take place on or before May 4, 2007, or as agreed by the parties in writing, at the offices of Solar, at 11 a.m. Pacific Time.

                                                              ARTICLE III
                                                    REPRESENTATIONS AND WARRANTIES

3.1.     Solar and Planktos.  Solar and Planktos,  jointly and  severally,  make the  representations  and warranties set out hereto to
         Diatom,  recognizing  that  Diatom is relying  on such  representations  and  warranties  in  entering  into the  transactions contemplated by this Agreement.  All due diligence searches,  investigations or inspections by Diatom, up to the Closing,  are without  prejudice to Diatom's  right to rely upon the  representations  and warranties of Solar and Planktos in entering into the transactions contemplated by this Agreement.

         3.1.1.   Incorporation and Qualification.  Planktos is duly  incorporated,  organized and validly subsisting under the laws of the State of California.  Planktos has all requisite  corporate  power and authority to own,  lease,  and operate its respective  properties.  Planktos  is duly  registered,  licensed  or  qualified  to  carry  on the  Business  in the jurisdictions  in which the nature of the business as now being conducted by it or the property owned or leased by it makes such registration, licensing or qualification necessary.

         3.1.2.   Authority,  Filings, Consents and Approvals.  Solar and Planktos have the corporate power and authority to enter into this  Agreement  and to perform  the  transactions  contemplated  by this  Agreement.  This  Agreement  has been duly authorized,  executed and delivered by Solar and Planktos and  constitutes a legal,  valid and binding  obligation of
                  Solar and  Planktos,  enforceable  in  accordance  with its terms,  subject  to  bankruptcy,  insolvency,  fraudulent transfer,  reorganization,  moratorium and similar laws of general applicability  relating to or affecting creditors'
                  rights and to general  equity  principles.  No

Securities Exchange Agreement and Plan of Exchange    Page 5

                  other  proceedings  on the part of Solar or Planktos are  necessary to authorize the entering into of this Agreement and the  consummation  of the  transactions  contemplated  hereby.  The execution,  delivery and performance of this Agreement and the agreements  contemplated herein will not require Solar or Planktos, to obtain any consent, waiver,  authorization or approval of, or make any filing with or give notice to, any person, except for such consents,  waivers,  authorizations or approvals which the failure to obtain would not be reasonably likely to have a material adverse effect on the Business.

         3.1.3.   Capitalization of Planktos.  The authorized  capital of Planktos consists of 10,000,000 shares of no par value common stock,  of which only the  Planktos  Shares are issued and  outstanding.  The  Planktos  Shares are duly  authorized, validly issued,  fully paid and  non-assessable  and are owned of record and beneficially by Solar, free and clear of any and all Encumbrances.

         3.1.4.   Corporate  Records.  All  transactions  of Planktos have been promptly and properly  recorded or filed in or with its respective  books and  records,  and the minute  books  contain  complete  and  accurate  records of the meetings and proceedings of shareholders and directors thereof.

         3.1.5.   Planktos' Directors.  Russ George is the sole director and officer of Planktos.

         3.1.6.   The Planktos  Shares.  Solar has good and valid title to the  Planktos  Shares,  free and clear of all  Encumbrances.
                  There are no  outstanding  options,  warrants or rights to purchase or acquire,  or  securities  convertible  into or exchangeable  for or which carry an  obligation  to purchase or otherwise  acquire,  any shares or  securities in the capital of Planktos  and there are no other  contracts,  commitments,  agreements,  understandings,  arrangements  or restrictions  which require Planktos to issue,  sell or deliver any of its respective  shares or securities and there are no restrictions on the transfer of the Planktos Shares.

         3.1.7.   Liabilities.  Except as shown in its most recent audited financial statements (the "Planktos  Financials"),  attached as Exhibit B hereto,  Planktos has no material  liabilities  of any kind  whatsoever,  contingent or  non-contingent, other than those incurred in the ordinary course of business,  including, without limitation,  commercial real estate leases, utilities, telephone, and legal services.

         3.1.8.   Liabilities  at Closing.  Except as may otherwise be set forth in Section 3.1.7 above,  the value of all  liabilities of Planktos, including any exposure under any guarantees, as at the Closing will be zero.

         3.1.9.   Assets.  Planktos has good and marketable,  legal and beneficial  title to all of the property  comprising its assets as shown  on the  Planktos  Financials,  free  and  clear of all  Encumbrances.  Such  assets  constitute  all of the property,  rights and other  assets used by  Planktos,  or which are  necessary  or  desirable  to conduct  Planktos'
                  business as conducted  prior to the date  hereof.  Without  limiting the  generality  of the  foregoing,  none of the personal  property or the fixed plant and equipment  shown in the Planktos  Financials is leased or otherwise used in
                  Planktos' business subject to any agreement with any third party.

Securities Exchange Agreement and Plan of Exchange    Page 6

         3.1.10.  Corporate Records and Financial  Statements.  All material  transactions  relating to the Business have been promptly and properly recorded or filed in or with Planktos' books and records.  The Planktos Financials fairly and accurately represent the financial  condition and position of the Business as at such date.  Solar will furnish to Diatom copies of the Planktos  Financials,  including the audited balance sheets of Planktos and the audited  statements of income, changes in shareholders'  equity and statements of cash flow for the periods ended December 31, 2005 and December 31,
                  2006,  together with the notes thereon and the report of its independent  certified public  accountants.  The audited financial  statements  (i) have  been or will be  prepared  in  conformity  with  United  States  generally  accepted accounting  principles applied on a consistent basis from year to year (except as noted otherwise therein),  and (ii)
                  assuming Planktos will continue as a going concern,  are true and correct and present fairly in all material respects the  financial  condition  of Planktos  and the results of  operations  and changes in cash flow of Planktos  for the periods to which each relates.

         3.1.11.  Environmental  Compliance.  Except in compliance with Environmental Laws,  Planktos has not caused or permitted,  and
                  Planktos and Solar have no knowledge of, any material  release or disposal by any person of any  Hazardous  Substance on or from any premises  formerly or presently used in the Business.  All Hazardous  Substances  generated,  handled, stored, treated,  processed,  transported or disposed of in the course of the Business have been generated,  handled, stored,  treated,  processed,  transported or disposed of in all material  respects,  in compliance  with  applicable
                  Environmental Laws and the Environmental Permits.

         3.1.12.  Intellectual  Property  Rights.  Exhibit  A sets  forth a true  and  complete  list  of all  patents  and  trademarks
                  ("Intellectual  Property  Rights"),  registered  or  unregistered,  owned by or licensed to Planktos  and used in the
                  Business.  The  Intellectual  Property  Rights,  and  Planktos'  trade  secrets and know how,  constitute  all of the intellectual  property  necessary to process,  market and sell the  products of the Business in the manner  presently conducted by Planktos.  Planktos  does not use any  trademarks  or patents  other than those listed in Exhibit A, nor does it use any other  intellectual  property of any third party that it is not  licensed  or  otherwise  entitled to use.  All registrations with respect to Intellectual Property are valid, current and in good standing.

         3.1.13.  Payment  of  Taxes.  Planktos  has paid all  Taxes due and  payable  in  relation  to the  Business  and has paid all assessments that Planktos has received in respect of Taxes.

         3.1.14.  Reassessments.  No  reassessments  of Taxes have been issued  against  Planktos in  relation to the  Business  nor is
                  Planktos aware of any pending or threatened  assessment or reassessment for Taxes. Planktos has not executed or filed with any Governmental Authority any agreement extending the period for assessment,  reassessment or collection of any
                  Taxes.

         3.1.15.  Withholdings.  Planktos  has  withheld  from each  payment  made to any of the  employees  of the  Business or former employees,  officers and directors,  and to all other persons, all amounts required by law and will continue to do so until the Closing and has  remitted  or will  remit,  such  withheld  amounts  within the  prescribed  periods to the appropriate  Governmental  Authority.  Planktos has charged and collected and have remitted or will

Securities Exchange Agreement and Plan of Exchange    Page 7

                  remit on a timely
                  basis all Taxes as required by Applicable  Law on any sale,  supply or delivery  whatsoever,  made in relation to the
                  Business.

         3.1.16.  Contracts.  Planktos is not a party to, or bound by, any material  contract,  agreement or  commitment of any kind in relation to the Business other than this  Agreement and the Material  Contracts.  The Material  Contracts are in full force and effect.  There is not any pending or threatened  cancellation,  existing default, or event under any of the
                  Material  Contracts  which,  after notice or lapse of time,  or both,  would  constitute  a default  under any of the
                  Material  Contracts and all of the Material  Contracts are terminable on reasonable  notice as required by Applicable
                  Law if termination of any of the Material Contracts is not expressly  provided for in any of the Material  Contracts, or sixty (60) days' notice or less if termination of any of the Material  Contracts is expressly  provided for in any of the Material Contracts.

         3.1.17.  Employees.  Complete and accurate  particulars of the Employees  pertaining to the date of hire of such employees and their annual remuneration and the names of those on long term disability,  workers'  compensation or leave of absence
                  (if any) will be provided to Diatom upon request.  Planktos does not have any written employment  agreements relating to any of the Employees, except that Employment Agreement with Russ George.

         3.1.18.  Collective/Employment  Agreements.  None of the Employees is employed  under a contract which cannot be terminated by
                  Planktos,  with or without  notice,  including  those  employees  who are employed on  indefinite  hirings  requiring reasonable notice of termination by Applicable Law. Planktos is not a party,  either directly or by operation of law, to any  collective  agreement.  No trade union,  council of trade unions,  employee  bargaining  agency or affiliated bargaining  agent  holds  bargaining  rights  with  respect  to any  of  the  employees  of  the  Business  by way of certification, interim certification,  voluntary recognition, or successor rights. There are no threatened or pending union  organizing  activities  involving the Employees and there are no threatened  labor  disputes or work stoppages relating to, or connected with, the Business.

         3.1.19.  Occupational  Health and  Safety.  There are no  outstanding  inspection  orders or charges or any other  Orders made against  Planktos or the  Business.  Planktos is in  compliance  with all  occupational  health and safety  rules and regulations  in all material  respects in relation to the Business and there are no  outstanding  violations  of such rules and regulations.

         3.1.20.  Insurance.  All  insurance  policies  relating to the  Business  are in full force and effect and  Planktos is not in default with respect to any of the provisions  contained in any such insurance  policy.  Planktos is not aware of any events or occurrences that could reasonably form the basis for a claim under Planktos' policies of insurance.

         3.1.21.  Permits.  Planktos will own,  possesses  and will be in compliance  with,  all Permits  required by any  Governmental
                  Authority and necessary to conduct the Business.

         3.1.22.  Absence of Legal  Conflicts.  The  execution  and delivery of this  Agreement by Solar and Planktos does not, and the performance  of this Agreement by such parties and the completion by them of the  transactions  contemplated  by this
                  Agreement will not:

                  3.1.22.1.  conflict with or violate the constating  documents of Planktos or Solar, or any resolution of the director or Planktos or the directors of Solar;

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                                                3.1.22.2. conflict with or violate any Applicable Law; or

                  3.1.22.3.  result in any breach of or  constitute  a default  (or an event which with notice or lapse of time or both would become a default)  under, or give to others any rights of  termination,  amendment,  acceleration or cancellation  of, or result in the  creation of an  Encumbrance  on any of Assets  pursuant  to, any note, bond, mortgage,  indenture,  contract, agreement, lease, license, permit, franchise or other instrument or obligation  to which Solar or Planktos is a party in relation to the  Business or by which the Business or the Assets is bound or affected,  which, in any such case,  would prohibit or delay such Parties'  ability to perform their respective obligations under this Agreement.

         3.1.23   Reporting Status.  Solar is subject to the reporting  requirements of Section 13 or 15(d) of the Securities  Exchange
                  Act of 1934,  as amended and is current in all required  filings with the  Commission  as of the Closing Date of this
                  Agreement. Solar's reports filed with the Commission can be viewed at www.sec.gov.

         3.1.24.  Litigation.  There are no claims,  actions,  proceedings,  suits,  investigations  or reviews  pending or  threatened against  Solar or Planktos or otherwise in relation to the Business or the Assets or the Planktos  Shares,  before or by any Governmental Authority.

         3.1.25.  Conduct of Business - Changes.  Since December 31, 2006:

                  3.1.25.1.  Planktos has  conducted  the Business in the ordinary  course,  using  reasonable  efforts to preserve the
                             Business;

                  3.1.25.2   There has not been any  material  adverse  change in the Assets,  affairs or  financial  condition  of the
                             Business;

                  3.1.25.3   Planktos has not:

                           3.1.25.3.1.  increased  the  compensation  paid or payable to any of the Employees or increased the benefits to which the Employees are entitled or provided any new benefits for any such employees; or

                           3.1.25.3.2.  modified,  amended or terminated  any contract to which it is or was a party in relation to the
                                        Business,  except in the ordinary  course of business with a view to the best  interests of the
                                        Business.

         3.1.26.  Copies of Documents  etc.  True and complete  copies of the documents and  agreements  listed in the Exhibits  hereto which are in writing have been made available to Diatom and its counsel for review.

3.1.27   Investment  Intent.  Solar is  acquiring  the Diatom  Shares for  investment  purposes  only and not with a view of  immediate resale or  distribution  and will not  resell or  otherwise  transfer  or  dispose  of the  Diatom  Shares  except in accordance with the provisions of all Applicable Laws.

Securities Exchange Agreement and Plan of Exchange    Page 9

         3.1.28   Due  Diligence  Investigation.  Solar is aware that Diatom is a  development  stage  company with  operating  losses.
                  Diatom has made available all of its books and records for Solar's inspection,  and Solar has had the opportunity and has conducted a due diligence  investigation  of Diatom.  Solar is relying upon its due  diligence  investigation  in making and entering this transaction,  and is relying upon Diatom's representations and warranties only to the extent that such reliance is reasonable in light of its own due diligence investigation.

3.2.     Diatom.  Diatom makes the  representations  and  warranties set out hereto to Solar and Planktos,  recognizing  that Solar and
         Planktos  are  relying  on such  representations  and  warranties  in  entering  into the  transactions  contemplated  by this
         Agreement.  All due diligence searches,  investigations or inspections by Solar and Planktos,  up to the Closing,  are without prejudice to Solar's and  Planktos'  right to rely upon the  representations  and  warranties  of Diatom in entering  into the transactions contemplated by this Agreement.

         3.2.1.   Incorporation  and  Qualification.  Diatom is a corporation  duly  organized,  validly  existing and in good standing under the laws of the State of Nevada and is duly qualified as a foreign  corporation in all  jurisdictions  in which the failure to so qualify would have a material adverse effect on Diatom.

         3.2.2.   Authority,  Filings,  Consents  and  Approvals.  Diatom  has the  corporate  power and  authority  to enter into this
                  Agreement and to perform the  transactions  contemplated  by this Agreement  subject to shareholder  approval and the filing of pertinent  disclosure  filings with the Commission.  This Agreement has been duly authorized,  executed and delivered by Diatom and,  subject to  shareholder  approval,  constitutes  a legal,  valid and binding  obligation of
                  Diatom,  enforceable  in  accordance  with  its  terms,  subject  to  bankruptcy,  insolvency,  fraudulent  transfer, reorganization,  moratorium and similar laws of general applicability  relating to or affecting creditors' rights and to general  equity  principles.  No other  proceedings  on the part of Diatom are necessary to authorize the entering into of this Agreement and the  consummation of the transactions  contemplated  hereby.  The execution,  delivery and performance of this Agreement and the agreements  contemplated  herein will not require Diatom to obtain any consent, waiver,  authorization  or approval  of, or make any filing  with or give notice to, any person,  except for any such consents,  waivers,  authorizations or approvals which relate to shareholder approval and disclosure filings with the
                  Commission.

         3.2.3    Capitalization  of Diatom.  The authorized  capital of Diatom  consists of one hundred million  (100,000,000)  common shares par value  $0.001,  of which fifty four million five  hundred and ten  thousand  eight  hundred and ninety two
                  (54,510,892)  common  shares  are  issued  and  outstanding  (the  "Outstanding  Shares")  of  which  thirty  million
                  (30,000,000)  will be cancelled on or before the Closing  Date.  The  Outstanding  Shares are duly authorized, validly issued, fully paid and non-assessable.

Securities Exchange Agreement and Plan of Exchange    Page 10

         3.2.4    The Diatom  Shares.  Except as to the  Outstanding  Shares and two million  eight  hundred  and eighty five  thousand
                  (2,885,000)  purchase  warrants  that  entitle  the holders to  purchase  2,885,000  shares of Diatom for forty cents
                  ($0.40) a share at any time until  expiry on January 5, 2009,  Diatom has not granted any other  rights nor  incurred any other commitments to purchase,  acquire,  convert or exchange any other securities for common or preferred shares of Diatom and there are no other contracts,  commitments,  agreements,  understandings,  arrangements or restrictions that  require  Diatom  to  issue,  sell or  deliver  any of its  stock or other  securities.  Diatom  has  sufficient authorized,  unissued shares of its common stock to consummate the transactions  contemplated  herein, and such stock bears no restriction on issuance that would prohibit issuance to Solar as contemplated herein.

         3.2.5    Corporate  Records.  All  transactions  of Diatom have been  promptly and  properly  recorded or filed in or with its respective  books and  records,  and the minute  books  contain  complete  and  accurate  records of the meetings and proceedings of stockholders and directors thereof.

         3.2.6    Diatom Directors and Officers.  Robert Fisher is the sole director and officer of Diatom.

         3.2.7    Liabilities.  Except  as shown in its most  recent  publicly  released  audited  financial  statements  (the  "Diatom
                  Financials"),  attached as Exhibit C hereto, Diatom has no material liabilities of any kind whatsoever, contingent or non-contingent,  other than those  incurred  in the  ordinary  course of  business,  including,  without  limitation, commercial real estate leases, utilities, telephone, and legal services.

         3.2.8    Liabilities  at Closing.  Except as may otherwise be set forth in Section 3.2.7 above,  the value of all  liabilities of Diatom, including any exposure under any guarantees, as at the Closing Date, will be zero.

         3.2.9    Assets.  Diatom has good and marketable,  legal and beneficial title to all of the property  comprising its assets as shown on the Diatom  Financials,  free and clear of all  Encumbrances.  Such assets  constitute  all of the property, rights and other  assets  used by Diatom,  or which are  necessary  or  desirable  to conduct  Diatom's  business  as conducted prior to the date hereof.  Without limiting the generality of the foregoing,  none of the personal property or the fixed plant and  equipment  shown in the Diatom  Financials is leased or otherwise  used in Diatom's  business subject to any agreement with any third party.

         3.2.10   Available  Funds.  As of the Closing  Date Diatom will have a minimum of one million  U.S.  dollars  ($1,000,000)  in working capital  available for the  implementation  of Planktos' twelve (12) month budget and business plan minus any amounts already spent by Diatom on the Business either directly or indirectly in the form of loans to Planktos.

Securities Exchange Agreement and Plan of Exchange    Page 11

         3.2.11   Corporate  Records and  Financial  Statements.  All material  transactions  relating to Diatom's  business  have been promptly and properly  recorded or filed in or with Diatom's  books and records.  The minute books of Diatom  contain complete and accurate  records of the meetings and proceedings of  stockholders  and directors  thereof.  Diatom will furnish to Solar copies of the Diatom  Financials,  including  the audited  balance  sheets of Diatom and the audited statements of income,  changes in shareholders' equity and statements of cash flow for the periods ended December 31,
                  2006 and 2005, together with the notes thereon and the report of its independent  certified public  accountants.  The audited  financial  statements (i) have been or will be prepared in conformity with United States generally  accepted accounting  principles applied on a consistent basis from year to year (except as noted otherwise therein),  and (ii)
                  assuming  Diatom will continue as a going concern,  are true and correct and present fairly in all material  respects the financial  condition of Diatom and the results of  operations  and changes in cash flow of Diatom for the periods to which each relates.
         .
         3.2.12   Environmental  Compliance.  Except in  compliance  with  Environmental  Laws,  to the  knowledge  of  Diatom  and its directors,  Diatom has not caused or  permitted,  and Diatom and its  directors  have no  knowledge  of, any material release or disposal by any person of any Hazardous  Substance on or from any premises  formerly or presently  used in
                  Diatom's business. All Hazardous Substances generated,  handled, stored, treated, processed,  transported or disposed of in the course of Diatom's  business have been  generated,  handled,  stored,  treated,  processed,  transported or disposed of in all material respects, in compliance with applicable Environmental Laws.

         3.2.13   Payment of Taxes.  Diatom has paid all Taxes due and  payable  in  relation  to  Diatom's  business  and has paid all assessments that Diatom has received in respect of Taxes.

         3.2.14   Reassessments.  No  reassessments  of Taxes have been issued against  Diatom in relation to Diatom's  Business nor is
                  Diatom aware of any pending or threatened  assessment  or  reassessment  for Taxes.  Diatom has not executed or filed with any Governmental Authority any agreement extending the period for assessment,  reassessment or collection of any
                  Taxes.

         3.2.15   Withholdings.  Diatom has withheld  from each payment  made to any of its current or former  employees,  officers and directors,  and to all other persons,  all amounts required by law and will continue to do so until the Closing Date.
                  Diatom has  remitted  or will  remit,  such  withheld  amounts  within  the  prescribed  periods  to the  appropriate
                  Governmental  Authority.  Diatom has charged and collected and has remitted or will remit on a timely basis all Taxes as required by Applicable Law on any sale, supply or delivery whatsoever, made in relation to Diatom's business.

         3.2.16   Contracts.  Diatom is not a party to, or bound by, any  material  contract,  agreement or  commitment  of any kind in relation to the Business other than this  Agreement and the Material  Contracts.  The Material  Contracts are in full force and effect.  There is not any pending or threatened  cancellation,  existing default, or event under any of the
                  Material  Contracts  which,  after notice or lapse of time,  or both,  would  constitute  a default  under any of the
                  Material  Contracts and all of the Material  Contracts are terminable on reasonable  notice as required by Applicable
                  Law if termination of any of the Material Contracts is not expressly  provided for in any of the Material  Contracts, or sixty (60) days' notice or less if termination of any of the Material  Contracts is expressly  provided

Securities Exchange Agreement and Plan of Exchange    Page 12

                  for in any of the Material Contracts.

         3.2.17   Employees.  Complete and accurate  particulars of Diatom's employees pertaining to the date of hire of such employees and their annual  remuneration  and the names of those on long term  disability,  workers'  compensation  or leave of absence (if any) will be  provided to Solar upon  request.  Diatom  does not have any written  employment  agreements relating to any of its employees.

         3.2.18   Collective/Employment  Agreements.  None of Diatom's employees is employed under a contract that cannot be terminated by Diatom,  with or without  notice,  including  those  employees  who are  employed  on  indefinite  hire  requiring reasonable  notice of termination by Applicable Law.  Diatom is not a party,  either directly or by operation of law, to any collective  bargaining  agreement.  No trade union,  council of trade unions,  employee  bargaining  agency or affiliated  bargaining  agent  holds  bargaining  rights  with  respect  to  any  of  Diatom's  employees  by  way of certification, interim certification,  voluntary recognition, or successor rights. There are no threatened or pending union  organizing  activities  involving  Diatom's  employees  and there are no  threatened  labor  disputes  or work stoppages relating to, or connected with, Diatom's business.

         3.2.19   Occupational  Health and  Safety.  There are no  outstanding  inspection  orders or charges or any other  Orders made against  Diatom  or its  business.  Diatom  is in  compliance  with all  occupational  health  and  safety  rules and regulations  in all material  respects in relation to its business and there are no  outstanding  violations  of such rules and regulations.

         3.2.20   Insurance.  Diatom carries no insurance related to its business or assets.

         3.2.21   Permits.  Diatom is in possession of and is in compliance  with all Permits  required by any  Governmental  Authority that are necessary to conduct Diatom's business.

         3.2.22   Absence of Legal  Conflict.  The execution and delivery of this Agreement by Diatom does not, and the  performance of this Agreement by Diatom and the consummation by it of the transactions contemplated by this Agreement will not:

                  3.2.22.1  conflict with or violate the constating documents of Diatom;

                  3.2.22.2  conflict with or violate any Applicable Law; or

                  3.2.22.3  result in any breach of or  constitute  a default  (or an event  which with notice or lapse of time or both would become a default)  under,  or give to others any rights of  termination,  amendment,  acceleration or cancellation  of, any note,  bond,  mortgage,  indenture,  contract,  agreement,  lease,  license,  permit, franchise or other  instrument  or  obligation  to which Diatom is a party or by which Diatom or any of its properties is bound or affected,  which,  in any such case,  would  prohibit or delay  Diatom's  ability to perform its obligations under this Agreement.

         3.2.23   Reporting  Status.  Diatom  is  subject  to the  reporting  requirements  of  Section  13 or 15(d) of the  Securities
                  Exchange Act of 1934,  as amended and is current in all required  filings with the  Commission as of the Closing Date of this Agreement. Diatom's reports filed with the Commission can be viewed at www.sec.gov.

Securities Exchange Agreement and Plan of Exchange    Page 13

         3.2.24   Litigation.  There  are no  claims,  actions,  proceedings,  suits,  investigations  or  reviews  pending  or, to the knowledge of Diatom's  director,  threatened  against  Diatom or otherwise in relation to Diatom or its assets or the
                  Outstanding Shares, before or by any Governmental Authority or court.

         3.2.25   Conduct of Business - Changes.  Since December 31, 2006:

                  3.2.25.1   Diatom has  conducted  its business in the ordinary  course,  using  reasonable  efforts to preserve  such business;

                  3.2.25.2   there has not been any material  adverse  change in Diatom's  assets,  affairs or  financial  condition of
                             Diatom's business;

                  3.2.25.3   Diatom has not:

                             3.2.25.3.1   increased  the  compensation  paid  or  payable  to any of its  employees  or  increased  the benefits  to which its  employees  are  entitled or provided  any new  benefits  for any such employees; or

                             3.2.25.3.2   modified,  amended or  terminated  any  contract to which it is or was a party in relation to
                                          Diatom's  business,  except  in the  ordinary  course  of  business  with a view to the  best interests of Diatom's business.

         3.2.26   Copies of  Documents  etc.  True and  complete  copies of the  documents  and  agreements  listed in the Exhibits and
                  Schedules hereto have been made available to Solar and its counsel for review.

         3.2.27   Investment  Intent.  Diatom is acquiring the Planktos  Shares for investment  purposes only and not with a view to or for resale or  distribution  and will not resell or otherwise  transfer or dispose of the Planktos  Shares  except in accordance with the provisions of all Applicable Laws.

         3.2.28   Due Diligence  Investigation.  Diatom is aware that Planktos is an early stage start-up company with little operating history that has been funded  entirely by loans from Solar.  Solar and Planktos have made  available all of its books and  records  for  Diatom's  inspection,  and  Diatom  has had the  opportunity  and has  conducted  a due  diligence investigation  of Planktos and Solar.  Diatom is relying upon its due diligence  investigation in making and entering this  transaction,  and is relying upon Planktos and Solar's  representations  and warranties only to the extent that such reliance is reasonable in light of its own due diligence investigation.

                                                              ARTICLE IV
                                                                CLOSING

         4.1.     Solar's and Planktos'  Deliveries at Closing.  At the Closing or as soon as  practicable  thereafter,  Solar and Planktos will deliver to Diatom the following:

                  4.1.1.     Share  certificates  representing  the  Planktos  Shares,  duly  endorsed  for  transfer to Diatom,  to be delivered to Diatom at Closing;

Securities Exchange Agreement and Plan of Exchange    Page 14

         4.1.2. A certified copy of the  resolution of the board of directors of Solar  authorizing  the execution and delivery of this
                  Agreement and all documents to be executed and delivered by Solar at Closing.

         4.1.3.   Any consents required to transfer the Planktos Shares to Diatom;

         4.1.4.   All discharges and notices of discharge,  estoppel letters, pay-out letters or similar discharging documentation,  in registrable  form if  required,  which  are  necessary  or  desirable  to  effect  or  evince  the  discharge  of any
                  Encumbrances, all of which are satisfactory in form and content to Diatom, acting reasonably;

         4.1.5.   A  certificate  jointly  signed by an officer  of Solar and  officer of  Planktos,  certifying  that at and as of the
                  Closing Date, the representations  and warranties  contained in this Agreement are true and correct as if made at the
                  Closing  Date and that all  covenants,  agreements  and  conditions  required by this  Agreement  to be  performed or complied with by Planktos or Solar prior to or at the Closing Date have been performed and complied with; and

         4.1.6.   Such other  documents,  certificates,  instruments  and agreements as are required or contemplated to be delivered by
                  Planktos or Solar pursuant to this Agreement.

4.2      Diatom's Deliveries at Closing.  At the Closing, Diatom will deliver to Solar and Planktos as applicable:

                  4.2.1.     A share certificate representing the Diatom Shares, to be delivered to Solar at Closing;

         4.2.2. A certified copy of resolutions of the board of directors of Diatom authorizing:

                  4.2.2.1. the purchase of the Planktos Shares by Diatom;

                  4.2.2.2.  the  execution  and delivery of this  Agreement and all documents to be executed and delivered by Diatom at
                           Closing;

                  4.2.2.3.  the appointment by Solar, at its option, to nominate up to 3 of the 5 proposed directors of Diatom.

         4.2.3.  A certificate of an officer of Diatom, dated as of the Closing Date,  certifying on behalf of Diatom that at and as of the Closing Date the  representations  and warranties of Diatom contained in this Agreement are true and correct as if made at the Closing Date and that all covenants,  agreements and conditions required by this Agreement to be performed or complied with by Diatom prior to or at the Closing Date have been performed and complied with,  except as otherwise specifically disclosed to Solar by notice in writing; and

         4.2.4.  Such other  documents,  certificates,  instruments  and agreements as are required or  contemplated to be delivered by
                 Diatom pursuant to this Agreement.

Securities Exchange Agreement and Plan of Exchange    Page 15

                                                               ARTICLE V
                                                    CONDITIONS PRECEDENT TO CLOSING

5.1.     Conditions  Precedent to  Obligations  of Diatom.  The  obligations  of Diatom under this  Agreement to consummate the Closing contemplated  hereby  will be  subject to the  satisfaction  on or before  the  Closing  Date,  of the  following  conditions, provided,  however, that Diatom may waive the pre-Closing performance of the following conditions (as conclusively established by Closing) without waiving its right to require the post-Closing  performance of the following  conditions  (unless expressly waived in a signed writing):

         5.1.1.   Representations  and  Warranties  True.  The  representations  and  warranties  of Solar and Planktos  will be in all material respects true and accurate as of the date when made, and, except as to representations  and warranties which are expressly  limited to a state of facts existing at a time prior to the Closing,  will be in all material respects true and accurate at and as of the Closing Date.

         5.1.2.   Performance of Covenants.  Solar and Planktos will have performed and complied in all material respects with each and every  covenant,  agreement and condition  required by this Agreement to be performed or complied with by it prior to or as of the Closing Date.

         5.1.3.   No Governmental or Other Proceeding or Litigation.  No order of any court or administrative  agency will be in effect which restrains or prohibits any transaction  contemplated  hereby; and no suit,  action,  other than the exercise of dissenters' rights,  investigation,  inquiry or proceeding by any governmental body or other person or entity will be pending or  threatened  against  Planktos  which  challenges  the  validity or  legality,  or seeks to  restrain  the consummation, of the transactions contemplated hereby.

         5.1.4.   Business  Plan.  Solar and  Planktos  will have  provided  to Diatom a twelve  (12) month  budget and  business  plan satisfactory to Diatom.

         5.1.5.   Closing  Documentation.  Diatom will have  received  the  documents  identified  in Section  4.1 and such  additional documentation  at the Closing Date as Diatom and its counsel may reasonably  require to evidence  compliance by Solar and Planktos with all of their obligations under this Agreement.

5.2      Conditions  Precedent to  Obligations  of Solar and Planktos.  The  obligations  of Solar and Planktos under this Agreement to consummate the Closing  contemplated hereby will be subject to the satisfaction,  or to the waiver by Solar and Planktos on or before the Closing Date of the following  conditions,  provided,  however,  that Solar and Planktos may waive the  pre-Closing performance of the following  conditions (as  conclusively  established by Closing) without waiving their right to require the post-Closing performance of the following conditions (unless expressly waived in a signed writing):

         5.2.1.   Representations  and Warranties True. The  representations  and warranties of Diatom will be in all material respects true and accurate as of the date when made,  and,  except as to  representations  and warranties  which are expressly limited to a state of facts  existing  at a time prior to the  Closing,  will be in all  material  respects  true and accurate at and as of the Closing Date.

Securities Exchange Agreement and Plan of Exchange    Page 16

         5.2.2.  Performance  of  Covenants.  Diatom  will  have  performed  and  complied  in all  material  respects  with  each  and every  covenant,  agreement and condition  required by this Agreement to be performed or complied with by it prior to or as of the Closing Date,  including but not limited to, the condition  that as of the Closing Date Diatom will have a minimum of one million U.S. dollars  ($1,000,000) in working capital available for the  implementation of Planktos'
                  twelve (12) month budget and business plan minus any amounts  already spent by Diatom on the Business either directly or indirectly in the form of loans to Planktos.

         5.2.3.   No Governmental or Other Proceeding or Litigation.  No order of any court or administrative  agency will be in effect which restrains or prohibits any transaction  contemplated  hereby; and no suit,  action,  other than the exercise of dissenters' rights,  investigation,  inquiry or proceeding by any governmental body or other person or entity will be pending  or  threatened  against  Diatom  which  challenges  the  validity  or  legality,  or seeks to  restrain  the consummation, of the transactions contemplated hereby.

         5.2.4.   Share Cancellation.  Diatom will have cancelled and returned to authorized share capital thirty million  (30,000,000)
                  common shares of those Outstanding Shares described in this Agreement.

         5.2.5.   Closing  Documentation.  Solar and Planktos  will have  received  the  documents  identified  in Section 4.2 and such additional  documentation at the Closing as Solar and Planktos and their respective counsel may reasonably require to evidence compliance by Diatom with all of its obligations under this Agreement.

                                                              ARTICLE VI
                                                            INDEMNIFICATION

6.1      Indemnity of Solar. Diatom agrees to defend,  indemnify and hold harmless Solar from and against,  and to reimburse Solar with respect to, all liabilities,  losses, costs and expenses,  including, without limitation,  reasonable attorneys' fees and disbursements
("Solar's  Losses"),  asserted  against or incurred by Solar by reason of, arising out of, or in connection with any material breach of any  representation  or warranty  contained  in this  Agreement  made by Diatom or in any document or  certificate  delivered by Diatom pursuant to the  provisions  of this  Agreement or in  connection  with the  transactions  contemplated  thereby.  Notwithstanding  the foregoing  provisions  of this Section 6.1, no claim for  indemnification  will be made by Solar  against  Diatom  unless and until the aggregate Solar Losses will exceed $25,000.

6.2      Indemnity of Diatom. Solar and Planktos,  jointly and severally,  agree to defend, indemnify and hold harmless Diatom from and against,  and to reimburse  Diatom with  respect to, all  liabilities,  losses,  costs and  expenses,  including,  without  limitation, reasonable  attorneys' fees and disbursements  ("Diatom Losses"),  asserted against or incurred by Diatom by reason of, arising out of, or in  connection  with any  material  breach of any  representation  or warranty  contained  in this  Agreement  and made by Solar and
Planktos or in any  document or  certificate  delivered  by Solar and  Planktos  pursuant to the  provisions  of this  Agreement  or in connection with the transactions  contemplated thereby;  provided,  however, that Solar will only be required to defend,  indemnify and hold harmless Diatom for the  representations and warranties made by Solar.  Notwithstanding  the foregoing  provisions of this Section
6.2, no claim for  indemnification  will be made by Diatom against Solar and Planktos unless and until the aggregate Diatom Losses will exceed $25,000.

Securities Exchange Agreement and Plan of Exchange    Page 17

6.3      Indemnification  Procedure.  A party (an  "Indemnified  Party") seeking  indemnification  will give prompt notice to the other party (the "Indemnifying  Party") of any claim for indemnification  arising under this Article VI. The Indemnifying Party will have the right to assume and to control the defense of any such claim with counsel  reasonably  acceptable  to such  Indemnified  Party,  at the
Indemnifying  Party's  own cost and  expense,  including  the cost and  expense of  reasonable  attorneys'  fees and  disbursements  in connection  with such  defense,  in which event the  Indemnifying  Party will not be  obligated  to pay the fees and  disbursements  of separate  counsel for such in such action.  In the event,  however,  that such  Indemnified  Party's legal counsel will  determine that defenses may be available to such  Indemnified  Party that are  different  from or in addition to those  available to the  Indemnifying
Party, in that there could  reasonably be expected to be a conflict of interest if such  Indemnifying  Party and the Indemnified  Party have common  counsel in any such  proceeding,  or if the  Indemnified  Party has not assumed the defense of the action or  proceedings, then such  Indemnifying  Party may employ separate  counsel to represent or defend such Indemnified  Party, and the Indemnifying  Party will pay the reasonable fees and  disbursements  of counsel for such  Indemnified  Party. No settlement of any such claim or payment in connection with any such settlement  will be made without the prior written  consent of the  Indemnifying  Party which consent will not be unreasonably withheld.

                                                                ARTICLE VII
                                                 SURVIVAL OF REPRESENTATIONS AND WARRANTIES

7.       All  representations  and warranties of the parties contained in this Agreement and in all ancillary  agreements,  instruments and certificates  delivered on the Closing Date will not merge on, and will survive the Closing Date, the acquisition of Planktos,  the payment of the Diatom Shares, and any  reorganization,  amalgamation,  sale or transfer of Planktos or Diatom and will continue in full force and effect thereafter for a period of 2 years after the Closing Date.

                                                             ARTICLE VIII
                                                             MISCELLANEOUS

8.1.     Amendment and Modification;  Waiver.  This Agreement may only be amended or modified in writing,  signed by all of the parties hereto.  No waiver in writing of any provision of this  Agreement will  constitute a waiver of any other  provision nor will any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

8.2.     Further  Assurances.  The parties will execute and deliver such further  documents and do such further and other things as may be necessary to carry out and give effect to the intent of this Agreement and the transactions contemplated hereby.

8.3.     Expenses.  Except as otherwise  expressly provided in this Agreement and whether or not the transactions  contemplated by this
Agreement are completed,  the parties will bear their own respective  expenses  (including,  but not limited to, all  compensation  and expenses of  counsel,  consultants,  actuaries  and  independent  accountants)  incurred  in  connection  with this  Agreement  and the transactions contemplated hereby.

8.4.     Public  Disclosure.  The parties agree that, except as may be required to comply with the requirements of Applicable Laws, the parties will keep the terms of this  Agreement,  and the  agreements  entered into in relation  hereto,  confidential.  In this regard,
Diatom,  Planktos and Solar  acknowledge that Diatom and Solar are publicly traded  companies and that Diatom and Solar may decide,  in their sole discretion, when and how to comply with applicable reporting requirements emerging from their publicly traded status.

Securities Exchange Agreement and Plan of Exchange    Page 18

8.5.     Assignment.  No party to this  Agreement may assign any of its rights or obligations  under this  Agreement  without the prior written consent of the other parties hereto, such consent not to be unreasonably withheld.

8.6.     Parties in Interest.  This Agreement will enure to the benefit of and be binding upon the parties hereto and their  respective successors,  heirs or other personal legal  representatives  and permitted  assigns.  Except as expressly  provided in this  Agreement, nothing in this Agreement is intended to confer upon any person other than Diatom,  Planktos and Solar or their respective  successors, heirs or other personal legal representatives or permitted assigns, any rights or remedies under or by reason of this Agreement.

8.7.     Counterparts.  This Agreement and any  amendments  hereto may be executed in one or more  counterparts,  each of which will be deemed to be an original by the parties  executing such  counterpart,  but all of which will be considered one and the same instrument.
A signed facsimile or telecopied copy of this Agreement will be effectual and valid proof of execution and delivery.

8.8.     Performance  on Holidays.  If any action is required to be taken  pursuant to this  Agreement on or by a specified  date which is not a Business Day, then such action will be valid if taken on or by the next succeeding Business Day.

8.9      Notice. All communications, notices, requests, consents or demands given or required under this Agreement will be in writing and will be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

     If to Diatom:

         Diatom Corporation
         145-925 West Georgia Street
         Vancouver, British Columbia, Canada V6C 3L2
         Attention: Robert Fisher, Chief Executive Officer
         Phone Number: (604) 669-4771
         Fax Number:

     With a copy to:

         Attention:
         Phone Number:
         Fax Number:

     If to Planktos:

         Planktos, Inc.
         1181 Chess Drive Suite H
         Foster City, CA  94404
         Attention: Russ George, President
         Phone Number:  (650) 638-1975
         Fax Number:  (650) 475-3949

Securities Exchange Agreement and Plan of Exchange    Page 19

     With a copy to:
         John J. Camozzi, Esq.
         Dillingham and Murphy LLP
         225 Bush Street, Floor 6
         San Francisco, CA  94104
         Phone Number:  (415) 397-2700
         Fax Number: (415) 397-3300

     If to Solar:

         Solar Energy Limited
         145-925 West Georgia Street
         Vancouver, British Columbia, Canada V6C 3L2
         Attention: Andrew Wallace, Chief Executive Officer
         Phone Number:  (604) 669-4771
         Fax Number:  (604) 669-4731

     With a copy to:
         Ruairidh W. Campbell
         Orsa and Company
         600 Westwood Terrace
         Austin, TX
         Phone Number:  (512) 462-3327
         Fax Number: (512) 462-3328

8.10     Name Change.  Subject to shareholder and regulatory  approval,  Diatom will change its name to "Planktos  Corporation" as soon as is practicable subsequent to the execution of this Agreement.

8.11.    Governing  Law. This  Agreement  will be construed  and enforced in  accordance  with and governed by the laws of the State of
Delaware,  without  reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose  districts  encompass any part of the State of Delaware in connection  with any dispute  arising under this  Agreement and hereby waives, to the maximum extent permitted by law, any objection,  including any objection based on forum non conveniens,  to the bringing of such proceeding in such  jurisdictions.  Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a  proceeding,  the party which  obtained  such  judgment may enforce same by summary  judgment in the courts of any country having  jurisdiction over the party against whom such judgment was obtained,  and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment.  Each party to this Agreement  irrevocably consents to the service of process in any such  proceeding by the mailing of copies thereof by registered or certified  mail,  postage  prepaid,  to such party at its address set forth herein. Nothing herein will affect the right of any party to serve process in any other manner permitted by law.

8.12.    Severability.  If any  provision  of  this  Agreement  is  held  to be  invalid  or  unenforceable  by a  court  of  competent jurisdiction,  this Agreement will be interpreted and enforceable as if such provision were severed or limited,  but only to the extent necessary to render such provision and this Agreement enforceable.

Securities Exchange Agreement and Plan of Exchange    Page 20

8.13.    Entire Agreement.  This Agreement,  the Exhibits and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire  understanding  of the parties  hereto with respect to its subject  matter,  merges and  supersedes all prior and contemporaneous  understandings with respect to its subject matter and may not be waived or modified,  in whole or in part, except by a writing  signed by each of the parties  hereto.  No waiver of any  provision of this  Agreement in any instance  will be deemed to be a waiver of the same or any other provision in any other  instance.  Failure of any party to enforce any provision of this Agreement will not be construed as a waiver of its rights under such provision.

IN WITNESS WHEREOF each of the parties hereto has executed this Agreement as of the date first set forth above.

     Solar Energy Limited

         /s/ Andrew Wallace
         By: Andrew Wallace
         Chief Executive Officer

     Planktos, Inc.

         /s/ Russ George
         By: Russ George
         President

     Diatom Corporation

         /s/ Robert S. Fisher
         By: Robert S. Fisher
         Chief Executive Officer

Securities Exchange Agreement and Plan of Exchange    Page 21